BY-LAWS*

                                       OF

                           NEW PERSPECTIVE FUND, INC.

                            (as amended June 2, 2005)


                                   ARTICLE I.

                                  STOCKHOLDERS

                  Section 1.01. Annual Meetings. The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940 (the "1940 Act"). If the election of directors is required to be acted upon under the 1940 Act then such meeting (or the first such meeting in any year) shall be designated as the annual meeting of stockholders for that year. If the 1940 Act requires the Corporation to hold a meeting of stockholders to elect directors, the meeting shall, unless otherwise required by the 1940 Act, be held no later than 120 days after the occurrence of the event requiring the meeting. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

                  Section 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting or by those stockholders holding a majority of the outstanding shares of common stock of the Corporation.

                  Section 1.03. Place of Meeting. Meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Maryland as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                                       15
                  Section 1.04. Notice of Meetings. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

                  Section 1.05. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum, but this Section shall not affect any requirement under statute or under the Articles of Incorporation of the Corporation for the vote necessary for the adoption of any measure. In the absence of a quorum the stockholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 1.06. Votes Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles of Incorporation. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, and fractional shares shall be entitled to corresponding fractions of one vote on such matters.

                  Section 1.07. Proxies. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

                  Section 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list in alphabetical order of all stockholders entitled to vote at such meeting, certifying the number of shares held by each, shall be made available by the Secretary.

                  Section 1.09. Voting. In all elections for directors every stockholder shall have the right to vote, in person or by proxy, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the stockholders at their annual meeting, to serve until the close of the next annual meeting, and their election may be held at the same time as the election of directors. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the stockholders at any meeting may choose an inspector or inspectors to act at such meeting and in default of such election the chairman of the meeting may appoint an inspector or inspectors.

                  Section 1.10. Informal Action by Stockholder. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing setting forth such action is signed by all the stockholders entitled to vote on the subject matter thereof, and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.


                                   ARTICLE II.

                               BOARD OF DIRECTORS

                  Section 2.01. Chairman of the Board. The Chairman of the Board, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors or as may be required by law. If the Chairman of the Board is a director who is not an "interested person" of the Corporation as defined in Section 2(a)(19) of the 1940 Act ("independent director"), the Chairman of the Board shall serve as a non-executive Chairman and shall not be considered an officer of the Corporation. The election of an independent director as Chairman of the Board will not reduce the responsibilities of the other Directors. The Chairman of the Board shall hold such title until a successor shall have been duly chosen and qualified, or until the Chairman shall have resigned or shall have been removed. Any vacancy may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                  Section 2.02. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Articles of Incorporation or these By-Laws conferred upon or reserved to the stockholders. The Board of Directors shall keep full and fair accounts of its transactions.

                  Section 2.03. Number of Directors. The number of directors of the Corporation shall be three until such number be changed as herein provided. By vote of a majority of the entire Board of Directors, the number of directors may be increased or decreased, from time to time, not to exceed fifteen, or be less than three, directors; but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

                  Section 2.04. Election of Directors. Until the first annual meeting of stockholders or until successors or additional directors are duly elected and qualify, the Board shall consist of the persons named as such in the Articles of Incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting or until their successors are elected and qualify. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

                  Section 2.05. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of stockholders. Other regular meetings of the Board of Directors shall be held without notice on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

                  Section 2.06. Special Meeting. Special Meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Secretary of the Corporation, or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of such designation, such meetings shall be held at such places as may be designated in the calls.

                  Section 2.07. Notice of Meetings. Except as provided in
Section 2.04, notice of the place, day and hour of every regular and special meeting shall be given to each director two days (or more) before the meeting, by delivering the same to him personally, or by sending the same to him by telegraph, or by leaving the same at his residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to him at his last known business or residence post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

                  Section 2.08. Quorum. At all meetings of the Board of Directors, one-third of the entire Board of Directors (but in no event fewer than two directors) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Articles of Incorporation or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 2.09. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors; provided, in either case, that immediately after filling such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders at any annual or special meeting thereof. If at any time after the first annual meeting of stockholders of the Corporation a majority of the directors in office shall consist of directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. A director elected by the Board of Directors or the stockholders to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

                  Section 2.10. Compensation and Expenses. Directors may, pursuant to resolution of the Board of Directors, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as directors. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 2.11. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 2.12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  Section 2.13. Holding of Meetings by Conference Phone Call. At any regular or special meeting of the Board of Directors, unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  Section 2.14. Directors Emeritae(i). The Board of Directors may elect Directors Emeritae(i), chosen from among persons who have served as directors of the Corporation, without limit as to number or period of service. The term of office of any Director Emeritae(i) shall be as determined by the Board of Directors. Directors Emeritae(i) shall be invited, but not required, to attend and to speak at meetings of the Board of Directors and committees thereof, except for meetings or portions of meetings at which the Board determines attendance shall be limited. Directors Emeritae(i) shall be paid such compensation and reimbursed for such expenses as shall be determined from time to time by the Board of Directors and may be provided some or all of the information and documents relating to the Corporation that is provided to the Board of Directors as may be determined from time to time by the Board and/or the officers of the Corporation. Directors Emeritae(i) shall not be members of the Board of Directors and shall have none of the rights, obligations or duties of a director including, without limitation, voting rights. Unless otherwise expressly required by the context, the term "director" or "directors" as used in these By-Laws does not include Directors Emeritae(i).

                  Section 2.15. Hiring of Employees or Retaining of Advisers and Experts. The Board of Directors who are not considered "interested persons" of the Corporation under the 1940 Act may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing shareholder interests.


                                  ARTICLE III.

                                    OFFICERS

                  Section 3.01. Executive Officers. The Board of Directors may choose one or more Vice Chairmen of the Board from among the Directors, and shall choose a President, a Secretary and a Treasurer who need not be Directors. The Board of Directors shall designate as principal executive officer of the Corporation either a Vice Chairman of the Board or the President. The Board of Directors may choose one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Director. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Articles of Incorporation, by the By-Laws or by resolution of the Board of Directors to be executed by any two or more officers. Each such officer shall hold office until a successor shall have been duly chosen and qualified, or until he or she shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                  Section 3.02. Vice Chairman of the Board. A Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of stockholders and Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors or as may be required by law.

                  Section 3.03. President. In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present; and in general, shall perform all duties incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors.

                  Section 3.04. Vice Presidents. The Vice President or Vice Presidents, at the request of the President or in his absence or during his inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board of Directors or the President.

                  Section 3.05. Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in General, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, or the President.

                  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 3.06. Treasurer and Assistant Treasurers. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors in accordance with Section 7.04 of these By-Laws; he shall render to the President, the Chairman of the Board of Directors and to the Board of Directors, whenever requested, an accounting of the financial condition of the Corporation; and in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.

                  If required by the Board of Directors, he shall give the Corporation and renew from time to time as required a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 3.07. Subordinate Officers. The Board of Directors may from time to time appoint such officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

                  Section 3.08. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

                  Section 3.09. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

                  Section 3.10. President Emeritus. The Board of Directors may elect president emeritus, chosen from among persons who have served as President of the Corporation, without limit as to number or period of service. The term of office of any president emeritus shall be as determined by the Board of Directors. President emeritus shall be invited, but not required, to attend and to speak at meetings of the Board of Directors and committees thereof, except for meetings or portions of meetings at which the Board determines attendance shall be limited. President emeritus shall have none of the rights, obligations or duties of an officer. Unless otherwise expressly required by the context, the term "president" or "executive officers" as used in these By-Laws does not include president emeritus.

                                   ARTICLE IV

                                 ADVISORY BOARD

         Section 4.01. Establishment. The Board of Directors may from time to time establish an Advisory Board which, if established, shall be constituted and function in accordance with the provisions of this Article IV.

         Section 4.02. Membership, etc. The Advisory Board shall consist of not fewer than five nor more than fifteen members who, because of their experience and familiarity with world political and economic matters, are, in the judgment of the Board of Directors, qualified to advise with respect to investments in various fields and countries. Members of the Advisory Board may but need not be stockholders. Members of the Advisory Board shall serve for a term of one year or such longer term as may be approved by the Board of Directors and each member of the Advisory Board at the time of his or her acceptance of office. The terms of all members need not be the same.

         Section 4.03. Compensation. Members of the Advisory Board shall receive such compensation for their services, and reimbursement of their expenses, as may from time to time be determined by the Board of Directors.

         Section 4.04. Duties, etc. The Board of Directors may consult the Advisory Board from time to time in such manner as it deems appropriate. The Advisory Board shall not be charged with the duty or responsibility of establishing the investment policy of the Corporation or of determining the types and character of investments acquired or held. The Advisory Board may be assembled in meetings, on a regional or other basis. To the extent the Corporation may have contracted with an entity, person or company for management services of any nature with respect to the business and activities of the Corporation, the Board of Directors may request that members of the Advisory Board consult from time to time with representatives of such entity, person or company, but in no event shall such members participate in specific investment decisions.

         Section 4.05 Indemnification. The Corporation shall indemnify members of the Advisory Board to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses (including, without limitation, attorneys' fees) under the procedures and to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time the By-Laws of the Corporation, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the By-Laws of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Any indemnification or advance of expenses by the Corporation under this Article IV shall be consistent with the requirements of law, including the Investment Company Act of 1940, as amended."


                                   ARTICLE V.

                                      STOCK

                  Section 5.01. Certificates. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of stock owned by him in the Corporation. Such certificates shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. No certificates shall be issued for fractional shares. Stock certificates shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because or death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue. Stock certificates need not be issued except to stockholders who request such issuance in writing.

                  Section 5.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agent and registrars thereof. The duties of transfer agent and registrar, if any, may be combined.

                  Section 5.03. Stock Ledgers. A stock ledger, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept by the Transfer Agent of the Corporation.

                  Section 5.04. Record Dates. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

                  Section 5.05. New Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE VI.

                          INDEMNIFICATION AND INSURANCE

                  Section 6.01. Indemnification. The Corporation shall promptly indemnify and hold harmless each of its directors and officers, and may indemnify and hold harmless any of its employees and agents, against any liabilities or expenses (collectively, "Liability") actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Corporation, to the fullest extent permitted by the Articles of Incorporation and the laws of the State of Maryland, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect, subject to the provisions of paragraphs (a) and (b) of this Section
6.01. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time these By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these By-laws shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                           (a) Special Condition. With respect to Liability to
                  the Corporation or its stockholders, and subject to applicable state and federal law, a director or officer shall be indemnified and held harmless pursuant to this Section 6.01 against any Liability to the Corporation or its stockholders unless such Liability arises by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940 ("disabling conduct").

                           (b) Special Process Condition. With respect to
                  Liability to the Corporation or its stockholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the director or officer has not engaged in disabling conduct. In making such a determination, the Board of Directors shall act in conformity with then applicable law and administrative interpretations, and shall afford a director requesting indemnification who is not an "interested person" of the Corporation, as defined in
                  Section 2(a)(19) of the 1940 Act, as amended, a rebuttable presumption that such director did not engage in disabling conduct while acting in his or her capacity as a director.

                  Section 6.02. Advancement of Expenses. The Corporation shall promptly advance funds to its directors and officers, and may advance funds to its employees and agents, to cover expenses they incur with respect to any proceeding arising out of or in connection with their service to the Corporation, to the fullest extent permitted by the Articles of Incorporation and the laws of the State of Maryland, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect.

                           (a) Affirmation of Conduct. A request by a director
                  or officer for advancement of funds pursuant to this Section
                  6.02 shall be accompanied by the director's or officer's written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable law.

                           (b) Special Conditions to Advancement. With respect
                  to Liability to the Corporation or its stockholders, and subject to applicable state and federal law, a director or officer shall be entitled to advancements of expenses pursuant to this Section 6.02 against any Liability to the Corporation or its stockholders if (1) the Corporation has obtained assurances required under applicable law, such as by obtaining insurance or receiving collateral provided by the director or officer, that the advance will be repaid if the director or officer is found to have engaged in disabling conduct, or (2) the Board has a reasonable belief that the director or officer has not engaged in disabling conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Directors shall act in conformity with then applicable law and administrative interpretations, and shall afford a director requesting an advance who is not an "interested person" of the Corporation, as defined in Section 2(a)(19) of the 1940 Act, as amended, a rebuttable presumption that such director did not engage in disabling conduct while acting in his or her capacity as a director.

                  Section 6.03. Insurance. The Corporation shall purchase and maintain in effect one or more policies of insurance on behalf of its directors and officers in such amounts and with such coverage as shall be determined from time to time by the Board of Directors, and may purchase and maintain such insurance for any of its employees and agents, issued by a reputable insurer or insurers, against any expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Corporation, with customary limitations and exceptions, whether or not the Corporation would have the power to indemnify such person against such expenses pursuant to this Article VI.

                  Section 6.04.  General Provisions.
                  ---------------------------------

                           (a) Non-Exclusive Rights. The provisions for
                  indemnification of, and advancement of expenses to, directors and officers of the Corporation set forth in this Article VI shall not be deemed exclusive of any other contractual or legal rights to which a director or officer may otherwise be entitled.

                           (b) Continuation of Provisions. The provisions of
                  this Article VI shall continue as to a person who has ceased to provide service to the Corporation and shall inure to the benefit of his or her spouses, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Articles of Incorporation or By-Laws of the Corporation shall limit or eliminate the right of a person to indemnification, advancement of expenses and insurance set forth in this Article VI with respect to his or her acts, omissions or service to the Corporation occurring prior to such amendment.

                  Section 6.05. Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

                                   (1) "Disabling conduct" shall be as defined
                           in Section 6.01 (a).

                                    (2) "Expenses" shall include without
                           limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a proceeding.

                                    (3) "Liability" shall be as defined in
                           Section 6.01.

                                    (4) The term "proceeding" shall include
                           without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

                                    (5) A person's "service to the Corporation"
                           shall include without limitation his or her service as a director, officer, employee, agent or representative of the Corporation, and his or her service at the request of the Corporation as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.


                                  ARTICLE VII.

                               GENERAL PROVISIONS

                  Section 7.01. Dividends. Dividends or distributions upon the Capital Stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends or distributions may be paid only in cash or in shares of the Capital Stock, subject to the provisions of the Articles of Incorporation.

                  Before payment of any dividend or distribution there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions, or for maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 7.02. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 7.04. Custodian. All securities and cash of the Corporation shall be placed in the custody of a bank or trust company ("Custodian") having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a custodian can be found ready and willing to act, or maintained in such other manner as is consistent with Section 17(f) of the 1940 Act and the rules and regulations promulgated thereunder. The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of the Corporation. The Corporation shall upon the resignation or inability to serve of the Custodian use its best efforts to obtain a successor Custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor Custodian, and in the event that no successor Custodian can be found, submit to the stockholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor Custodian, the question whether or not the Corporation shall be liquidated or shall function without a Custodian.

                  Section 7.05. Prohibited Transactions. No officer or director of the Corporation or of its investment adviser shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or directors of the Corporation from having a financial interest in the Corporation, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or directors is an officer or director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; or (c) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

                  Section 7.06. Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the custody of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

                  Section 7.07. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable amount as a majority of the Board of Directors who are not such officers and employees of the Corporation shall determine with due consideration to the value of the aggregate assets of the of the Corporation to which any such officer or employee may have access, or in any amount or upon such terms as the Securities and Exchange Commission may prescribe by order, Rule or Regulation.


                                  ARTICLE VIII.

                              AMENDMENT OF BY-LAWS

                  The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors.


--------
* Gender Designation - Whenever in these By-Laws a gender designation is used, the gender designation is used for convenience only. All references in these By-Laws are intended to be, and will for all purposes be interpreted to be, gender neutral.